UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2012, management and the Audit Committee (the “Audit Committee”) of the Board of Directors of Solar Power, Inc. (the “Company”) determined that the Company should restate its financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. Accordingly, on March 27, 2012, the Board of Directors concluded, based on the recommendation of the Audit Committee, that the Company’s previously issued financial statements included in filings with the Securities and Exchange Commission for these periods should be restated and the related press releases, reports and shareholder communications describing the Company’s financial statements for these periods should no longer be relied upon.

Based on its review, management determined that the Company improperly recognized revenue at the date of the initial sale on a solar development project initiated in 2009 and then under the percentage of completion method for construction work for the new owner. The transaction should have been accounted for in accordance with accounting standards for sales of real estate and due to continuing involvement with the project after the transaction no sale should have been recognized. Instead the transaction should have been accounted for using the financing method.

The potential impact of this restatement on the Consolidated Balance Sheet, Consolidated Statements of Operations and Consolidated Statements of Cash Flows for years 2010 and 2009 would be as follows (dollars in thousands):

CONSOLIDATED BALANCE SHEET

	As of December 31,
	2010			2009
	As reported	Adjustments	As restated	As reported	Adjustments	As restated
Property, plant and equipment at cost, net	$915	$14,109	$15,024	$1,390	$14,852	$16,242

Total assets	$23,806	$14,109	$37,915	$37,514	$14,852	$52,366

Loans payable and capital lease obligations, net of current portion	$13	$14,620	$14,633	$53	$14,852	$14,905

Total liabilities	$15,943	$14,620	$30,563	$21,069	$14,852	$35,921

Accumulated deficit	$(34,016)	$(511)	$(34,527)	$(25,146)		$(25,146)

Total stockholders’ equity	$7,863	$(511)	$7,352	$16,445	$—	$16,445

Total liabilities and stockholders’ equity	$23,806	$14,109	$37,915	$37,514	$14,852	$52,366

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2010			2009
	As reported	Adjustments	As restated	As reported	Adjustments	As restated
Net sales	$34,036	$1,317	$35,353	$52,551	$(14,852)	$37,699
Cost of goods sold	$29,282	$784	$30,066	$45,788	$(14,852)	$30,936

Gross profit	$4,754	$533	$5,287	$6,763	$—	$6,763

General and administrative expenses	$7,578	$61	$7,639	$8,849	$—	$8,849

Operating loss	$(7,423)	$472	$(6,951)	$(6,866)	$—	$(6,866)

Interest expense	$(450)	$(983)	$(1,433)	$(49)	$—	$(49)

Total other expense	$(1,588)	$(983)	$(2,571)	$(58)	$—	$(58)

Net loss	$(8,870)	$(511)	$(9,381)	$(6,970)	$—	$(6,970)

Net loss per common share:
Basic and Diluted	$(0.17)	$(0.01)	$(0.18)	$(0.17)	$—	$(0.17)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2010			2009
	As reported	Adjustments	As restated	As reported	Adjustments	As restated
Net loss	$(8,870)	$(511)	$(9,381)	$(6,970)	$—	$(6,970)

Depreciation	$526	$743	$1,269	$827	$—	$827

Net cash used in operating activities	$(3,947)	$232	$(3,715)	$(15,572)	$—	$(15,572)

Principal payments on notes and capital lease payable	$(400)	$(232)	$(632)	$(341)	$—	$(341)

Net cash provided by financing activities	$2,333	$(232)	$2,101	$12,849	$14,852	$27,701

The impact of this restatement on the annual and quarterly financial statements is being reviewed by the Company and its independent registered public accounting firm, and the above estimates may change. The Company is also assessing the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company will reach a final conclusion on the internal controls and disclosure controls and procedures on the completion of the review and restatement process.

Management of the Company and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with Macias Gini & O’Connell LLP and Crowe Horwath LLP (formerly Perry Smith LLP), the Company’s independent registered public accounting firms for the years ended December 31, 2009 and 2010, respectively, and with KPMG LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2011.

This Report includes “forward looking statements” that involve uncertainties and risks. There can be no assurance that actual results will not differ from the Company’s expectations or any results expressed or implied by such forward looking statements. Factors which could cause materially different results may include, among others, the risk that the final conclusion of the Audit Committee’s review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case; the risk that the review could take longer than expected because of unanticipated issues; the risk that these matters could adversely affect the Company’s ability to remain current in its filings with the SEC; additional issues that may arise in connection with the Audit Committee’s ongoing review or the audit by the Company’s independent registered public accounting firm; risks of damage to the Company’s business and reputation arising from these matters; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A, “Risk Factors,” in the Company’s annual report on Form 10-K for the year ended December 31, 2010, and in subsequent quarterly reports on Form 10-Q. The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this report, except as required under federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: March 28, 2012	/s/ James R. Pekarsky
James R. Pekarsky
Chief Financial Officer

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